SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Starbucks Corporation

(Name of Registrant as Specified in Its Charter)

Strategic Organizing Center

Service Employees International Union

Mary Kay Henry

Ahmer Qadeer

Michael Zucker

Maria Echaveste

Joshua Gotbaum

Wilma B. Liebman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On January 18, 2024, the following material (the “Social Media Post”) relating to Starbucks Corporation (the “Company”), or variations thereon, was published to the Strategic Organizing Center’s (the “SOC”) X, LinkedIn, Facebook and Instagram pages and to the X, LinkedIn and Threads pages of the SOC Investment Group (the “SIG”).

From time to time, the SOC or its fellow participants in the proxy solicitation and/or the SIG may publish the Social Media Post on various other social media channels relating to the Company, as well as its website, www.BrewABetterStarbucks.com.